EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Receives $2.9 Million Service and Spare Parts Order from a Middle Eastern Client

BILLERICA, Mass. – July 6, 2005 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leader in X-ray detection technology, announced today a $2.9 million award from a Middle Eastern client for a five-year service and spare parts contract. The agreement, which extends an existing business relationship, provides service, maintenance and support, as well as access to spare parts for AS&E’s CargoSearch™ X-ray inspection system.

“This contract renewal speaks volumes about our clients’ confidence with AS&E’s service and support,” said Anthony Fabiano, President and CEO. “AS&E strives to provide the highest quality service to complement the highly effective performance of our products. We value our long standing relationship with this Middle Eastern client, and take pride in their continued satisfaction with AS&E’s support services and our proprietary technology for cargo and vehicle inspection.”

About AS&E Support Services

AS&E’s highly skilled Field Service Engineers (FSE) provide support services worldwide. Each FSE, with a technical degree in electrical and mechanical engineering or equivalent experience, is trained in the operation and repair of electronics, hydraulics, pneumatics, mechanics, electrical systems and computers. Available 7 days a week, 24 hours a day, FSEs are located at AS&E offices in Asia, Central America, Europe, the Middle East and North America.

About AS&E®

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:
Laura Berman
American Science and Engineering, Inc.	(978) 262-8700

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.